Transactions effected pursuant to Rule 10F3.

		R.J.	Form	Yrs. In				Date Offering	Purchase		Securities	Share amount	$ Amount	Total
Fund:		Involved?	Rec'd?	Business:	Cusip	Security:	Date of Purchase:	commenced:	price:	Commission:	acquired from:	purchased	purchased:	Offering:	Spread
EGIF	Secondary Offering	No	N/A	N/A		Solar Capital LTD.	November 5, 2010	November 5, 2010	22.20		Citigroup Global Markets, Inc.	14,300	$317,460		0.000